UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 10, 2021

READY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,
50th Floor
New York, NY 10020

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 257-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.50% Senior Notes due 2021	RCP	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the Board of Directors (the “Board”) of Ready Capital Corporation, a Maryland corporation (the “Company”), approved recommendations of the Compensation Committee of the Board with respect to the grant of equity awards under the Company’s 2012 Equity Incentive Plan to certain of the Company’s named executive officers in respect of the performance year ended December 31, 2020.  Other than the performance-based awards described below, the terms and conditions of the awards are consistent with the previously disclosed terms and conditions of equity awards granted to the Company’s named executive officers under the Company’s 2012 Equity Incentive Plan.

On February 10, 2021, the Board approved the grant of 24,758 shares of restricted common stock to Mr. Andrew Ahlborn, Chief Financial Officer, and 33,010 shares of restricted common stock to Mr. Gary Taylor, Chief Operating Officer. The shares of restricted common stock awarded to Messrs. Ahlborn and Taylor were allocated 50% to performance-based awards that remain at risk and are subject to forfeiture subject to the achievement of pre-established metrics for the forward-looking performance period ending December 31, 2023 (the “Performance-Based Awards”) and 50% to time-based awards that vest ratably in equal annual installments over a three-year period based solely on continued employment or service (the “Time-Based Awards”). As a result, Mr. Ahlborn received 12,379 restricted shares as Time-Based Awards and 12,379 restricted shares (at target level) as Performance-Based Awards and Mr. Taylor received received 16,505 restricted shares as Time-Based Awards and 16,505 restricted shares (at target level) as Performance-Based Awards. Dividends are paid on all Time-Based Awards, vested and non-vested.

The Performance-Based Awards granted to Messrs. Ahlborn and Taylor remain at risk and are subject to forfeiture subject to the achievement of absolute and relative total shareholder return (“TSR”) for the three-year forward-looking performance period ending December 31, 2023. The Performance-Based Awards are allocated 50% to awards that vest based on the Company’s absolute TSR for the three-year forward-looking period ending December 31, 2023 and 50% to awards that vest based on the Company’s TSR for such three-year forward-looking performance period relative to the performance of a peer group of companies designated by the Compensation Committee. Dividends payable in connection with Performance-Based Awards will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vested. The performance criteria and levels of opportunity for the Performance-Based Awards are as follows:

Performance Measure	Weighting	Threshold	Target	Maximum
Three-Year Absolute TSR	50%	25%	35%	50%
Three-Year Relative TSR	50%	30th percentile	55th percentile	90th percentile
Payout Percentage:		50%	100%	300%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

Dated: February 17, 2021